Exhibit 10.6

FIRST AMENDMENT TO THE

CF BANKSHARES INC. 2019 EQUITY INCENTIVE PLAN

(previously known as the Central Federal Corporation 2019 Equity Incentive Plan)

THIS FIRST AMENDMENT (this “Amendment”) to the Central Federal Corporation 2019 Equity Incentive Plan (the “Plan”) is adopted on April 24, 2024.

WHEREAS, Central Federal Corporation legally changed its name to CF Bankshares Inc. (the “Company”) as of July 27, 2020;

WHEREAS, the stockholders of the Company approved the Plan at the annual meeting of stockholders held on May 29, 2019;

WHEREAS, the Company desires to amend the Plan to reflect the new name of the Company and to increase the number of shares of Common Stock (“Common Stock”) of the Company reserved for awards under the Plan;

WHEREAS, Section 9 of the Plan permits the Compensation Committee of the Board of Directors of the Company to amend the Plan at any time without stockholder approval unless stockholder approval is required pursuant to the provisions of Section 9(d) of the Plan; and

WHEREAS, stockholder approval is required to increase the maximum number of shares of common stock reserved for awards under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon stockholder approval:

1.	All references within the Plan to “Central Federal Corporation” shall refer to “CF Bankshares Inc.” on and after July 27, 2020.
2.

Section 4(b) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

Stock Available for Awards.  Subject to adjustment pursuant to the anti‑dilution adjustment provisions of Section 4(e) hereof, the aggregate number of shares of Stock with respect to which Awards may be granted during the term of the Plan shall not exceed 500,000, plus an aggregate of 14,491 shares of Stock that were subject to grants under the Central Federal Corporation 2009 Equity Compensation Plan and that were later forfeited or expired.  Shares with respect to which Awards may be granted may be either authorized and unissued shares of Stock or shares of Stock issued and thereafter acquired by the Holding Company.  All 500,000 shares may be granted as Incentive Stock Options.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of date set forth above.

CF BANKSHARES INC.

/s/ Timothy T. O’Dell
Name: Timothy T. O’Dell
Title: Chief Executive Officer